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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF SHEARMAN & STERLING]



                             September 24, 1998



Waste Management Services, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002


Ladies and Gentlemen:

          We have acted as special counsel to Waste Management, Inc., a Delaware corporation ("Waste Management"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Waste Management on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 25,155,000 shares of common stock, par value $.01 per share, of Waste Management (the "Common Stock"). The Common Stock is being registered in connection with the merger (the "Merger") of Ocho Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Waste Management ("Ocho Acquisition"), with and into Eastern Environmental Services, Inc., a Delaware corporation ("Eastern"), pursuant to the Agreement and Plan of Merger, dated as of August 16, 1998, among Waste Management, Ocho Acquisition and Eastern (the "Agreement"). The Common Stock is described in the Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement, to which this opinion is an exhibit.

          In that connection, we have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
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Waste Management, Inc.                 2                     September 24, 1998


          Based upon the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates have been duly authorized and, when issued in connection with the Merger as contemplated by the Agreement, will be validly issued, fully paid and non-assessable.

          Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" contained in the Prospectus.

                                        Very truly yours,

                                        /s/ Shearman & Sterling


JAM/MR/HPZ